Exhibit 2.p


                             SUBSCRIPTION AGREEMENT

                  THIS SUBSCRIPTION AGREEMENT is entered into as of the ___ day of ______, 1997, between Mandatory Common Exchange Trust, a trust organized and existing under the laws of Delaware (the "Trust"), and Bear, Stearns & Co. Inc., Salomon Brothers Inc or one of its affiliates (each, a "Purchaser").

                  THE PARTIES HEREBY AGREE AS FOLLOWS:

                  1. PURCHASE AND SALE OF THE SECURITIES

                  1.1 SALE AND ISSUANCE OF UNITS. Subject to the terms and conditions of this Agreement, the Trustees agree to sell to each Purchaser, and each Purchaser agrees to purchase from the Trustees, Trust Issued Mandatory Common Exchange Securities, representing undivided beneficial interests in the Trust (the "Securities") at an aggregate purchase price of 50,000 [$___________].

                  1.2 CLOSING. The purchase and sale of the Securities shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York, at ___a.m., on _________, 1997, or at such other time ("Closing Date") and place as the Trustees and the Purchaser mutually agree upon. At or after the Closing, the Trustees shall deliver to each Purchaser certificates representing the Securities, registered in the name of each Purchaser or its nominee. Payment for the Securities shall be made on the Closing Date by the Purchaser by bank wire transfers or by delivery of certified or official bank checks, in either case in immediately available funds, of an amount equal to the purchase price of the Securities purchased by the Purchaser.

                  2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER. Each Purchaser hereby represents and warrants to, and covenants for the benefit of, the Trust that:

                  2.1 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made by the Trustees with the Purchaser in reliance upon the Purchaser's representation to the


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Trustees, which by the Purchaser's execution of this Agreement the Purchaser hereby confirms, that the Securities are being acquired for investment for the Purchaser's own account, and not as a nominee or agent and not with a view to the resale or distribution by the Purchaser of any of the Securities, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the Securities, in either case in violation of any securities registration requirement under applicable law, but subject nevertheless, to any requirement of law that the disposition of its property shall at all times by within its control. By executing this Agreement, the Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities.

                  2.2 INVESTMENT EXPERIENCE. The Purchaser acknowledges that it can bear the economic risk of the investment for an indefinite period of time and has such knowledge and experience in financial and business matters (and particularly in the business in which the Trust operates) as to be capable of evaluating the merits and risks of the investment in the Securities. The Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933 (the "Act").

                  2.3 RESTRICTED SECURITIES. The Purchaser understands that the Securities are characterized as "restricted securities" under the United States securities laws inasmuch as they are being acquired from the Trustees in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Act only in certain circumstances. In this connection, the Purchaser represents that it understands the resale limitations imposed by the Act and is generally familiar with the existing resale limitations imposed by Rule 144.

                  2.4 FURTHER LIMITATIONS ON DISPOSITION. The Purchaser further agrees not to make any disposition directly or indirectly of all or any portion of the Securities unless and until:


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                  (a) There is then in effect a registration statement under the
Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                  (b) The Purchaser shall have furnished the Trustees with an opinion of counsel, reasonably satisfactory to the Trustees, that such disposition will not require registration of such Securities under the Act.

                  (c) Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Purchaser to any affiliate of the Purchaser, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if it were the original Purchaser hereunder.

                  2.5 LEGENDS. It is understood that the certificate evidencing the Securities may bear either or both of the following legends:

                  (a) "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel reasonably satisfactory to the Trustees of Mandatory Common Exchange Trust that such registration is not required."

                  (b) Any legend required by the laws of any other applicable jurisdiction.

                  The Purchaser and the Trustees agree that the legend contained in the paragraph (a) above shall be removed at a holder's request when they are no longer necessary to ensure compliance with federal securities laws.

                  2.6 TRUST AGREEMENT: SPLIT OF THE SECURITIES. The Purchaser consents to (a) the execution and delivery by the Trustees and Bear, Stearns & Co. Inc., as sponsor of the Trust, of the Trust Agreement in the form attached hereto and (b) the split of the Purchaser's Securities. Subsequent to the determination of the public offering price per Security and related underwriting discount for the Securities to be sold to the Underwriters (as defined


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in the aforementioned Trust Agreement) but prior to the sale of the Securities to the Underwriters, each Security purchased hereby shall be split into a greater number of Securities so that immediately following such split the value of each Security held by the Purchaser will equal the aforesaid public offering price less the related underwriting discount.

                  2.7 COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            TRUSTEES



                                            ------------------------------------
                                            as Trustee



                                            ------------------------------------
                                            as Trustee



                                            ------------------------------------
                                            as Trustee


                                            Bear, Stearns & Co. Inc.


                                            By:
                                               ---------------------------------

                                                  Title:
                                                  Address:  245 Park Avenue
                                                            New York, NY 10167


                                            Salomon Brothers Inc


                                            By:
                                                 -------------------------------
                                                   Title:
                                                   Address:  Seven World Trade
                                                               Center
                                                             New York, NY 10048



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